Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-262140 and 333-269137 on Form S-8 of our report dated February 24, 2023, relating to the consolidated financial statements of TPG Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Fort Worth, Texas
February 24, 2023